Exhibit 10.4

FIRST AMENDMENT TO CREDIT AGREEMENT

AND WAIVER

THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER (this “Amendment”), dated as of August 11, 2006, is by and among HEWITT ASSOCIATES L.L.C., an Illinois limited liability company (the “Borrower”), HEWITT ASSOCIATES, INC., a Delaware corporation (“HAI”) and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent on behalf of the Lenders (defined below) under the Credit Agreement (defined below) (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement, as amended hereby.

W I T N E S S E T H

WHEREAS, the Borrower, HAI, certain banks and financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement dated as of May 23, 2005 (as amended, modified, supplemented, or restated from time to time, the “Credit Agreement”);

WHEREAS, the Borrower and HAI have several non-cash charges which will be reflected in their financial statements for the fiscal quarter ended June 30, 2006 (the “Non-Cash Charges”):

WHEREAS, due to the Non-Cash Charges, the Borrower and HAI are in violation of Section 5.7 and Section 5.8 of the Credit Agreement for the fiscal quarter ended June 30, 2006 (the “Acknowledged Events of Default”);

WHEREAS, the Borrower and HAI have requested the Required Lenders to waive the Acknowledged Events of Default and amend certain provisions of the Credit Agreement; and

WHEREAS, the Required Lenders are willing to waive the Acknowledged Events of Default and make such amendments to the Credit Agreement, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO CREDIT AGREEMENT

1.1 Amendment to Definition. The definition of EBITDA set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows and upon execution of this Amendment shall be considered effective as of June 30, 2006:

“EBITDA” means, with reference to any period, Net Income for such period plus all amounts deducted in arriving at such Net Income amount in respect of (i) Interest Expense for such period, plus (ii) federal, state and local income taxes for such period, plus (Hi) all amounts properly charged for depreciation of fixed assets and amortization of intangible assets during such period on the books of HAI and its Subsidiaries, but excluding from such amount any gains on sales of assets recognized during such period plus (iv) one-time non-cash charges actually incurred as of the fiscal quarter ended June 30, 2006 and as more particularly described in estimated form on Schedule 1.1-D, in an aggregate amount not to exceed $263,900,000.

1.2 Schedule 1.1-D. A new Schedule 1.1-D is hereby added to the Credit Agreement in the form set forth on Exhibit B attached hereto, which sets forth the estimated Non-Cash Charges.

ARTICLE II

WAIVER

2.1 Waiver of Acknowledged Events of Default. Notwithstanding the provisions of the Credit Agreement to the contrary, the Lenders hereby waive, on a one-time basis, the Acknowledged Events of Default; provided that the Borrower and HAI shall be in compliance with Sections 5.7 and 5.8 after taking into account the revised definition of EBITDA set forth herein.

2.2 Effectiveness of Waiver. This Waiver shall be effective only to the extent specifically set forth herein and shall not (a) be construed as a waiver of any breach or default other than as specifically waived herein nor as a waiver of any breach or default of which the Lenders have not been informed by the Borrower, (b) affect the right of the Lenders to demand compliance by the Borrower with all terms and conditions of the Credit Agreement, except as specifically modified or waived by this Waiver, (c) be deemed a waiver of any transaction or future action on the part of the Borrower requiring the Lenders’ or the Required Lenders’ consent or approval under the Credit Agreement, or (d) except as waived hereby, be deemed or construed to be a waiver or release of, or a limitation upon, the Administrative Agent’s or the Lenders’ exercise of any rights or remedies under the Credit Agreement or any other Credit Document, whether arising as a consequence of any Event of Default which may now exist or otherwise, all such rights and remedies hereby being expressly reserved.

ARTICLE III

CONDITIONS TO EFFECTIVENESS

3.1 Closing Conditions. This Amendment shall become effective as of date hereof (the “First Amendment Effective Date”) upon satisfaction of the following conditions (in form and substance reasonably acceptable to the Administrative Agent):

(a) Executed Amendment. The Administrative Agent shall have received a copy of this Amendment duly executed by each of each of the Borrower, HAI and the Administrative Agent, on behalf of the Required Lenders.

(b) Executed Consents. The Administrative Agent shall have received executed consents, in the form of Exhibit A attached hereto, from the Required Lenders authorizing the Administrative Agent to enter into this Amendment on their behalf. The delivery by the Administrative Agent of a signature to this Amendment shall constitute conclusive evidence that the consents from the Required Lenders have been obtained.

(c) Miscellaneous. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

ARTICLE IV

MISCELLANEOUS

4.1 Amended Terms. On and after the First Amendment Effective Date, all references to the Credit Agreement in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

4.2 Representations and Warranties of the Borrower and HAI. Each of the Borrower and HAI represents and warrants as follows:

(a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b) This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d) The representations and warranties set forth in Section 3 of the Credit Agreement are true and correct as of the date hereof (except for those which expressly relate to an earlier date).

(e) After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f) Except as specifically provided in this Amendment, the Credit Party Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

4.3 Reaffirmation of Credit Party Obligations. Each of the Borrower and HAI hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Credit Party Obligations.

4.4 Credit Document. This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.

4.5 Further Assurances. HAI and the Borrower agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

4.6 Entirety. This Amendment and the other Credit Documents embody the entire agreement between the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

4.7 Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart to this Amendment by telecopy shall be effective as an original and shall constitute a representation that an original will be delivered.

4.8 No Actions, Claims, Etc. As of the date hereof, each of the Borrower and HAI hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under this Credit Agreement on or prior to the date hereof.

4.9 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

4.10 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.11 General Release. In consideration of the Administrative Agent, on behalf of the Lenders, entering into this Amendment, each of the Borrower and HAI hereby releases the Administrative Agent, the Lenders, and the Administrative Agent’s and the Lenders’ respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act under the Credit Agreement on or prior to the date hereof, except, with respect to any such Person being released hereby, any actions, causes of action, claims, demands, damages and liabilities arising out of such Person’s gross negligence, bad faith or willful misconduct.

4.12 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, services of process and waiver of jury trial provisions set forth in Sections 8.14 and 8.17 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

4.13 Fees. The Borrower agrees to pay all reasonable costs, fees and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and expenses of the Administrative Agent’s legal counsel, Moore & Van Allen PLLC.

HEWITT ASSOCIATES L.L.C.

FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER

IN WITNESS WHEREOF the Borrower, HAI and the Administrative Agent, on behalf of the Required Lenders have caused this Amendment to be duly executed on the date first above written.

BORROWER:	HEWITT ASSOCIATES L.L.C.,
an Illinois limited liability company

	By:	/s/ C. Lawrence Connolly III
	Name:	C. Lawrence Connolly, III
	Title:	Secretary

HEWITT ASSOCIATES, INC., a Delaware corporation

	By:	/s/ C. Lawrence Connolly III
	Name:	C. Lawrence Connolly III
	Title:	Secretary

HEWITT ASSOCIATES L.L.C.

FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER

ADMINISTRATIVE AGENT:	WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent on behalf of the Required Lenders

	By:	/s/ Robert Sevin
	Name:	Robert Sevin
	Title:	Director

EXHIBIT A

[FORM OF]

CONSENT TO FIRST AMENDMENT

TO CREDIT AGREEMENT AND WAIVER

This Consent is given pursuant to the Credit Agreement, dated as of May 23, 2005 (as previously amended and modified, the “Credit Agreement”; and as further amended by the Amendment (as defined below), the “Amended Credit Agreement”), by and among Hewitt Associates L.L.C., an Illinois limited liability company (the “Borrower”), Hewitt Associates, Inc., a Delaware corporation (“HAI”), the lenders and other financial institutions from time to time party thereto (the “Lenders”) and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent on behalf of the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement unless otherwise defined herein.

The undersigned hereby approves the amendment of the Credit Agreement effected by the First Amendment to Credit Agreement and Waiver (the “Amendment”), to be dated on or about August 11, 2006, by and among the Borrower, HAI, and the Administrative Agent and hereby authorizes the Administrative Agent to execute and deliver the Amendment on its behalf and, by its execution below, the undersigned agrees to be bound by the terms and conditions of the Amendment and the Amended Credit Agreement.

Delivery of this Consent by telecopy shall be effective as an original.

A duly authorized officer of the undersigned has executed this Consent as of the      day of                     , 2006.

,
as a Lender

By:
Name:
Title:

EXHIBIT B

Schedule 1.1-D

Estimated One-Time Non-Cash Charges incurred as of the fiscal quarter ended June 30, 2006

Goodwill	$187,000,000
Loss Reserves	69,800,000
Asset Impairments	7,100,000

Total	$263,900,000